EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No.1 to Registration Statement No. 333-63786 of SangStat Medical Corporation on Form S-3 of our report dated February 13, 2001 (March 13, 2001 as to Note 15), appearing in the Annual Report on Form 10-K of SangStat Medical Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP

San Jose, California
August 6, 2001